                          Independent Auditors' Consent

The Shareholders and Board of Directors of
Smith Barney Funds, Inc.:

We consent to the incorporation by reference, in this registration statement, of our reports dated February 13, 2004, on the statements of assets and liabilities, including the schedules of investments, of the Large Cap Value Fund, U.S. Government Securities Fund, and Short-Term Investment Grade Bond Fund of Smith Barney Funds, Inc. (the "Funds") as of December 31, 2003, and the related statements of operations for the year then ended, the statements of changes in net assets for each of the years in the two-year period then ended and the financial highlights for each of the years in the five-year period then ended. These financial statements and financial highlights and our reports thereon are included in the Annual Reports of the Funds as filed on Form N-CSR.

We also consent to the references to our firm under the headings "Financial Highlights" in the Prospectuses and "Independent Auditors" in the Statement of Additional Information.

                                                             KPMG LLP


New York, New York
April 26, 2004